Exhibit 1.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT is made and entered into as of January 27, 2026 (this “Agreement”) by and between OptimumBank Holdings, Inc. Inc., a Florida corporation (the “Company”), and Michael Blisko (the “Shareholder”).

RECITALS

A. The Shareholder represents and warrants to the Company that the Shareholder is, as of the date hereof, the record and/or beneficial owner of 680 shares of the Company’s Series B Convertible Preferred Stock (the “Preferred Shares”) and 605,645 shares of the Company’s Common Stock (the “Common Shares”) and may also be considered indirect beneficial owner of 1,243 additional shares of Common Stock.

B. The Company has authorized the issuance of up to 30,000,000 Common Shares.

C. The Company and the Shareholder desire to exchange (the “Exchange”) 65 of the Shareholder’s Preferred Shares (the “Exchanged Shares”) for 531,178 shares of Common Stock (such shares issued to the Shareholder in connection with the Exchange, the “New Shares”), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

THE CLOSING; CONDITIONS TO THE CLOSING

Section 1.1 The Closing.

(a) The closing of the Exchange (the “Closing”) will take place remotely via the electronic exchange of documents and signature pages, as the parties may agree. The Closing shall take place on the date hereof; provided, however, that the conditions set forth in Sections 1.1(c), (d) and (e) shall have been satisfied or waived, or at such other place, time and date as shall be agreed between the Company and the Shareholder. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b) Subject to the fulfillment or waiver of the conditions to the Closing in this Section 1.1, at the Closing (i) the Company will or will cause the transfer agent for the Common Stock (as applicable) to register the New Shares in the name of the Shareholder and deliver or cause to be delivered reasonably satisfactory evidence of such registration to the Shareholder and (ii) the Shareholder will deliver the certificate(s) or book-entry shares representing the Exchanged Shares to the Company.

(c) The respective obligations of each of the Shareholder and the Company to consummate the Exchange are subject to the fulfillment (or waiver by the Company and the Shareholder, as applicable) prior to the Closing of the conditions that (i) any approvals, non-objections or authorizations of all United States and other governmental, regulatory or judicial authorities (collectively, “Governmental Entities”) required for the consummation of the Exchange shall have been obtained or made in form and substance reasonably satisfactory to each party and shall be in full force and effect and all waiting periods required by United States and other applicable law, if any, shall have expired and (ii) no provision of any applicable United States or other law and no judgment, injunction, order or decree of any Governmental Entity shall prohibit consummation of the Exchange as contemplated by this Agreement or impose material limits on the ability of any party to this Agreement to consummate the transactions contemplated by this Agreement.

(d) The obligation of the Shareholder to consummate the Exchange is also subject to the fulfillment (or waiver by the Shareholder) at or prior to the Closing of each of the following conditions:

(i) (A) the representations and warranties of the Company set forth in this Agreement shall be true and correct as though made on and as of the date of this Agreement and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing;

(ii) the Board of Directors of the Company shall have approved the Exchange, this Agreement, and the issuance of the New Shares and

(iii) the Company shall have delivered evidence in book-entry form, evidencing the issuance of the New Shares to the Shareholder.

(e) The obligation of the Company to consummate the Exchange is also subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

(i) (A) the representations and warranties of the Shareholder set forth in Article IV of this Agreement shall be true and correct in all material respects as though made on and as of the date of this Agreement and as of the Closing Date (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct in all material respects as of such other date) and (B) the Shareholder shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing; and

(ii) the Shareholder shall have delivered the certificate(s) or book-entry shares representing the Exchanged Shares to the Company.

Section 1.2 Interpretation. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” References herein to a “Business Day” shall mean any day except Saturday, Sunday and any day on which banking institutions in the State of Florida generally are authorized or required by law or other governmental actions to close.

ARTICLE II

EXCHANGE

Section 2.1 Exchange. On the terms and subject to the conditions set forth in this Agreement, upon the Closing (a) the Company agrees to issue to the Shareholder, in exchange for the 65 Exchanged Shares, 531,178 New Shares, and (b) the Shareholder agrees to deliver to the Company certificates or book-entry shares representing the Exchanged Shares.

Section 2.2 Exchange Documentation. Settlement of the Exchange will take place on the Closing Date, at which time the Shareholder will cause delivery of the Exchanged Shares to the Company or its designated agent and the Company will cause delivery of the New Shares to the Shareholder.

Section 2.3 Status of Preferred Shares after Closing. The Exchanged Shares exchanged for the New Shares pursuant to this Article II are being reacquired by the Company and shall have the status of authorized but unissued shares and may be issued or reissued.

Securities Act Exemption. The Exchange is being effected pursuant to an exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Shareholder as of the date hereof and as of the Closing Date:

Section 3.1 Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary power and authority to own, operate and lease its properties and to carry on its business in all material respects as it is being currently conducted. The certificate of incorporation and bylaws of the Company, copies of which have been available to the Shareholder prior to the date hereof, are true, complete and correct copies of such documents as in full force and effect as of the date hereof.

Section 3.2 Authorization and Enforceability.

(a) The Company has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder, which includes the issuance of the New Shares.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company. This Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) (the “Bankruptcy Exceptions”).

Section 3.3 New Shares. The New Shares have been duly and validly authorized by all necessary action, and, when issued and delivered pursuant to this Agreement, such New Shares will be duly and validly issued and fully paid and non-assessable free and clear of any liens or encumbrances.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

The Shareholder represents and warrants to the Company as of the date hereof and as of the Closing Date:

Section 4.1 Authority. The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder, and no further approval or authorization is required on the part of the Shareholder. This Agreement has been duly and validly executed and delivered by the Shareholder. Assuming due authorization, execution and delivery by Company, this Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms and conditions, except as enforceability may be limited by the Bankruptcy Exceptions.

Section 4.2 No Governmental Approvals. The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of the Shareholder, and no further approval or authorization is required on the part of the Shareholder. This Agreement is a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to the Bankruptcy Exceptions. Other than such consents and approvals that have been made or obtained, no notice to, filing with or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by the Shareholder in connection with the consummation by the Shareholder of the Exchange.

ARTICLE V

additional COVENANTS and agreements

Section 5.1 Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable law, so as to permit consummation of the Exchange, as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

Section 5.2 Unregistered New Shares. The Shareholder acknowledges that the New Shares have not been registered under the Securities Act or under any state securities laws. The Shareholder is acquiring the New Shares pursuant to an exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereof.

ARTICLE VI
MISCELLANEOUS

Section 6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by either the Shareholder or the Company if the Closing shall not have occurred by February 28, 2026; provided, however, that in the event the Closing has not occurred by such date, the parties will consult in good faith to determine whether to extend the term of this Agreement, it being understood that the parties shall be required to consult only until the fifth day after such date and not be under any obligation to extend the term of this Agreement thereafter; provided, further, that the right to terminate this Agreement under this Section 6.1(a) shall not be available to any party whose breach of any representation or warranty or failure to perform any obligation under this Agreement shall have caused or resulted in the failure of the Closing to occur on or prior to such date;

(b) by either the Shareholder or the Company in the event that any Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (or if any such Governmental Entity informs the Shareholder or the Company that it intends to disapprove any notice or application required to be filed by such party in order to consummate the transactions contemplated by this Agreement) and such order, decree, ruling or other action shall have become final and non-appealable; or

(c) by the mutual written consent of the Shareholder and the Company.

In the event of termination of this Agreement as provided in this Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for fraud, willful misconduct or any breach of this Agreement.

Section 6.2 Survival of Representations and Warranties. The representations and warranties of the Company and the Shareholder made herein shall survive the Closing without limitation.

Section 6.3 Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer or a duly authorized representative of each of the Company and the Shareholder. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative of any rights or remedies provided by law.

Section 6.4 Waiver of Conditions. The conditions to each party’s obligation to consummate the Exchange are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

Section 6.5 Governing Law; Submission to Jurisdiction, etc. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Florida applicable to contracts made and to be performed entirely within such State. Each party agrees that all proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be resolved in the Florida Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Florida Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such Florida Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail (provided the sender receives a confirmation of successful e-mail notification or confirmation of receipt of an e-mail transmission) at the e-mail address specified in this Section 6.6 prior to 5:00 p.m., Eastern time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address specified in this Section 6.6 on a day that is not a Business Day or later than 5:00 p.m., Eastern time, on any Business Day, (c) if sent by U.S. nationally recognized overnight courier service with next day delivery specified (receipt requested) the Business Day following delivery to such courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. All notices hereunder shall be delivered to the recipient’s business address as indicated in the records of the Company.

Section 6.7 Severability ; Entire Agreement. If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

Section 6.8 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Company and the Shareholder any benefit, right or remedies.

Section 6.9 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by electronic transmission and such electronic transmissions will be deemed as sufficient as if actual signature pages had been delivered.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OPTIMUMBANK HOLDINGS, INC.

By:	/s/ Moishe Gubin
Name:	Moishe Gubin
Title:	Chairman of the Board of Directors

/s/ Michael Blisko
Michael Blisko